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                                                              EXHIBIT 10(b)

Exhibit 10(b) - Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the captions "Independent Auditors", "Experts" and "Financial Statements" and to the use of our reports dated February 12, 1999, with respect to the financial statements of Golden American Life Insurance Company, and February 25, 1999, with respect to the the financial statements of Separate Account B, included in Post-Effective Amendment No. 4 to the Registration Statement (Form N-4 No. 333-28679) and related Prospectus of Separate Account B.

Our audits also included the financial statement schedules of Golden American Life Insurance Company included in Item 24(a)(2). These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

                                   /s/ Ernst & Young LLP
Des Moines, Iowa
January 21, 2000

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